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                                                                    EXHIBIT 4.23

                   SUNTRUST LEASING CORPORATION LEASE PROPOSAL

                                 USA TRUCK, INC.

                      LEASE PROPOSAL DATED OCTOBER 29, 2002

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
LESSOR:                                              SunTrust Leasing Corporation/or its assignee or nominee

LESSEE:                                              USA Truck, Inc.

EQUIPMENT:                                           Freightliner FLD-120 Tractors

EQUIPMENT COST:                                      $10,000,000

BASIC TERM:                                          Forty Two (42) Months

BASIC TERM COMMENCEMENT DATE:                        The Basic Term will commence on the 30th day of the month in which the funding occurs.

BASIC TERM RENTALS:                                  Lease rentals are payable monthly in ARREARS from the Basic
                                                     Commencement Date.

                                                     Base Lease                   Monthly Rental Factor
                                                     Commencement Date          (As a % of Equipment Cost)
                                                     -----------------          --------------------------
                                                      January, 2003                     1.61946
                                                      February, 2003                    1.61715
                                                      March, 2003                       1.61484
                                                      April, 2003                       1.61261
                                                      May, 2003                         1.61246
                                                      June, 2003                        1.61028
                                                      July, 2003                        1.59754
                                                      August, 2003                      1.59473
                                                      September, 2003                   1.59148
                                                      October, 2003                     1.59136
                                                      November, 2003                    1.58867
                                                      December, 2003                    1.58596

                                                     The above Monthly Rental Factors are based on current market conditions as of October 29, 2002. On this date the interpolated yield for the Five (5) year Treasury Note is 4.032%. On the
                                                     Funding Date the Monthly Rental Factor will be adjusted upward or downward by .011704% for every 25 basis points change in the yield of the three (3) year Treasury Note. The implicit rate may also be adjusted upward or downward for each one basis point (.01%) change in the AA swap spreads as published in SWYC of Bloomberg Investor
                                                     Service for 3 year, 30/360 basis, level payment obligations.

INTERIM LEASE TERM AND RENT:                         The Interim Lease Term will run from the date the Equipment is accepted by the Lessee to (but not including) the Basic Term
                                                     Commencement Date.  Interim Rent will be paid by the Lessee on the Basic Term Commencement Date in an amount equal to the daily equivalent of Basic Term Rentals.
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
EARLY TERMINATION:                                   In the event that any item of Equipment is (i) damaged or
                                                     destroyed to such extent that it cannot be reasonably restored to normal operating condition or (ii) seized or condemned by
                                                     governmental authorities (i.e. eminent domain) or (iii) lost due to theft or disappearance for a period in excess of 45 days, the
                                                     Lease with respect to such Equipment will terminate and the
                                                     Lessee thereof will pay the Stipulated Loss Value with respect thereto.

NET LEASE:                                           The Lease will be a net lease in that the Lessee will be
                                                     responsible for any and all costs and expenses in connection with the Equipment, including sales and use taxes, and any other taxes with the exception of federal and state net income taxes on the net income of the Lessor.  The Lessee is also responsible for maintaining and insuring the Equipment and for all fees;
                                                     insurance premiums; cost of installation, operations,
                                                     maintenance, repair, and rebuilding; and other charges related to the use or possession of the Equipment.

FEDERAL TAX INDEMNIFICATIONS:                        The Lessee will indemnify the Lessor for any loss or deduction in federal tax benefits based on the tax assumptions outlined above if such loss or reduction is caused by (i) any breach, inaccuracy or incorrectness of any representation, warranty or covenant made by the Lessee, (ii) the acts or omissions (not including the execution of documents contemplated hereby or any act or omission expressly required or expressly permitted by such documents) of the Lessee, or (iii) any change in federal  law with an effective date that precedes the date of acceptance of the Equipment for lease by the Lessee.  If an Investment Tax Credit provision is passed, benefit will flow to Lessee at the same lease rate as indicated in this proposal.

MAINTENANCE:                                         Lessee will maintain the Equipment leased by it so that it remains in good operating condition (ordinary wear and tear excepted) and in compliance with any and all applicable laws, regulations, and state inspections.

END OF TERM OPTIONS:                                 At the end of the Basic Term, the Lessee shall have the option of purchasing the Equipment or returning the Equipment to the Lessor in accordance with the terms described below.
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
TERMINATION:                                          At the satisfactory conclusion of the Basic Term, the Lessee shall have the option to purchase all, but not less than all, of the equipment on a Lease Schedule. In this event, the Lessee will have a purchase price as follows:

                                                      Forty Percent (40%) of the Equipment Cost

                                                      In the event the Lessee chooses to return the Equipment, the
                                                      Lessor will sell the Equipment. If the Net Proceeds of the sale
                                                      (after expenses) are greater than the Purchase Price, the excess proceeds will be returned to the Lessee. If the Net Proceeds are less than the Purchase Price, the difference between the proceeds and the Purchase Price will be paid by the Lessee to the Lessor as a final Rental Payment then due.

DOCUMENTATION:                                        This Proposal is not intended to address all the final legal and documentation matters pertaining to this lease. The lease
                                                      documentation will represent the final legal agreement. The lease documentation will be furnished by the Lessor.

DISCLAIMER:                                           This proposal letter is not a commitment by SunTrust Leasing
                                                      Corporation to enter into this lease. A commitment can be issued only upon final approval by our Credit/Investment Committee.
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